Exhibit 4.2

This SUPPLEMENTAL INDENTURE, dated as of June 20, 2025 (this “Supplemental Indenture”), is among PARKLAND CORPORATION, a corporation amalgamated under the laws of the Province of Alberta (the “Issuer”), each of the GUARANTORS (as defined in the Indenture referred to below), and COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as supplemented as of the date hereof, the “Indenture”), dated as of June 23, 2020 providing for the issuance of 6.00% Senior Notes due 2028 (the “Notes”);

WHEREAS, Section 11.1 of the Indenture provides that, subject to certain exceptions, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Issuer has distributed a Consent Solicitation Statement, dated as of May 27, 2025 (the “Statement”), to the Holders of the Notes in connection with the solicitation of such Holder’s consent to certain proposed amendments to the Indenture;

WHEREAS, pursuant to the Statement, the Holders of at least a majority in principal amount of the Notes outstanding as of the date hereof have consented to the amendments effected by this Supplemental Indenture and evidence of such consents has been provided by the Issuer to the Trustee; and

WHEREAS, in accordance with Sections 11.1 and 11.6 of the Indenture, the Issuer has delivered to the Trustee (a) an Issuer Order accompanied by a Board Resolution authorizing the execution of this Supplemental Indenture and (b) the requisite Officers’ Certificate stating that this Supplemental Indenture complies with Section 11.6 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 1.2 When used herein, “Consent Time” shall mean the first time at which the Requisite Consents (as defined in the Statement) have been received and this Supplemental Indenture has been executed by the Issuer, the Guarantors and the Trustee; provided, however, that this Supplemental Indenture shall cease to be operative if (x) the Transaction (as defined in the Statement) is not consummated or (y) the Issuer does not pay (or cause to be paid) the applicable Consent Fee (as defined in the Statement) to CDS for the benefit of the applicable Holders (clauses (x) and (y) the “Terminating Conditions”).

ARTICLE II

AMENDMENTS TO THE INDENTURE

Section 2.1 Effective at the Consent Time, without any further action by any party hereto, subject to the Terminating Conditions, the Indenture is hereby amended as follows:

(a) Section 1.1 of the Indenture is hereby amended by inserting the following bold underscored text to and deleting the following ~~bold strikethrough~~ text from the definition of “Change of Control”:

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person, other than a Qualified Owner;

(b) the consummation of any transaction (other than a transaction described in paragraph ~~(d)~~(e) including the exceptions thereto) the result of which is that any Person or group of Persons, other than a Qualified Owner, is or becomes the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Section 1.8 of National Instrument 62-104 Take-Over Bids and Issuer Bids, as amended, restated, supplemented or replaced from time to time), or controls, directly or indirectly, Voting Shares representing 50% or more of the voting power of the total outstanding Voting Shares of the Issuer;

. . .

(d) the Issuer amalgamates or consolidates with, or merges with or into, any Person, or any Person amalgamates or consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the Voting Shares of the Issuer outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Shares of the surviving, continuing or transferee Person or any parent thereof constituting, a majority of the outstanding Voting Shares of such surviving, continuing or transferee Person or any parent thereof (immediately after giving effect to such issuance) and (ii) immediately after such transaction, no Person becomes the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Section 1.8 of National Instrument 62-104 (Take-Over Bids and Issuer Bids), as amended, restated, supplemented or replaced from time to time), or controls, directly or indirectly, Voting Shares representing 50% or more of the voting power of the total outstanding Voting Shares of the surviving, continuing or transferee Person or any parent thereof; and . . .

(b) Section 1.1 of the Indenture is hereby amended by inserting the following text at the end of the definition of “Change of Control”:

Notwithstanding the foregoing, the Arrangement, as defined in that certain Arrangement Agreement, dated effective May 4, 2025, by and among the Issuer, Sunoco LP, a Delaware limited partnership, 2709716 Alberta Ltd., an Alberta corporation, and NuStar GP Holdings, LLC, a Delaware limited liability company, shall not constitute a Change of Control.

(c) Section 1.1 of the Indenture is hereby amended by adding the following defined term in the appropriate alphabetical order:

“Qualified Owner” means any of (i) LE GP, LLC and Energy Transfer LP, (ii) any Person who is the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Rule 13d-3 under the U.S. Exchange Act, as amended, restated, supplemented or replaced from time to time) more than 50% of the Voting Shares of any entity specified in clause (i) above or who is the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Rule 13d-3 under the U.S. Exchange Act, as amended, restated, supplemented or replaced from time to time) sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and (iii) any Subsidiary or Affiliate of any entity specified in either clause (i) or clause (ii) above.

ARTICLE III

MISCELLANEOUS

Section 3.1 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes; provided that, upon the occurrence of either of the Terminating Conditions, this Supplemental Indenture shall cease to be operative.

Section 3.2 No director, officer, employee or natural person incorporator of the Issuer or any Guarantor, any shareholder of the Issuer or an annuitant under a plan of which a shareholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee (as defined in the Indenture) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees, to the extent permitted by applicable law.

Section 3.3 This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Section 3.4 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.5 The Article headings herein are for convenience only and shall not affect the construction hereof.

Section 3.6 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

Section 3.7 The provisions of Section 14.3 of the Indenture apply as if set forth herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PARKLAND CORPORATION

By:	/s/ Brad Monaco
Name:	Brad Monaco
Title:	Chief Financial Officer

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

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6.00% SENIOR NOTES DUE 2028

PARKLAND REFINING LTD.

By:	/s/ Brad Monaco
Name:	Brad Monaco
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

PARKLAND REFINING (B.C.) LTD.

By:	/s/ Brad Monaco
Name:	Brad Monaco
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

PARKLAND ACQUISITION LTD.

By:	/s/ Brad Monaco
Name:	Brad Monaco
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

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ELBOW RIVER MARKETING LTD.

By:	/s/ Brad Monaco
Name:	Brad Monaco
Title:	Vice Chair

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

M &M MEAT SHOPS LTD.

By:	/s/ Brad Monaco
Name:	Brad Monaco
Title:	Chief Financial Officer

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

ESTRELLA HOLDINGS LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

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PARKLAND (U.S.) HOLDING CORP.

By:	/s/ Marcel Teunissen
Name:	Marcel Teunissen
Title:	President

By:	/s/ Dimitre Marinov
Name:	Dimitre Marinov
Title:	Vice President, Finance and Treasurer

PARKLAND (U.S.) SUPPLY CORP.

By:	/s/ Marcel Teunissen
Name:	Marcel Teunissen
Title:	President

By:	/s/ Dimitre Marinov
Name:	Dimitre Marinov
Title:	Vice President, Finance and Treasurer

PARKLAND USA CORPORATION

By:	/s/ Marcel Teunissen
Name:	Marcel Teunissen
Title:	President

By:	/s/ Dimitre Marinov
Name:	Dimitre Marinov
Title:	Vice President, Finance and Treasurer

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6.00% SENIOR NOTES DUE 2028

TROPIC ACQUISITION CORP.

By:	/s/ Marcel Teunissen
Name:	Marcel Teunissen
Title:	President

By:	/s/ Dimitre Marinov
Name:	Dimitre Marinov
Title:	Vice President, Finance and Treasurer

TROPIC OIL COMPANY LLC

By:	/s/ Marcel Teunissen
Name:	Marcel Teunissen
Title:	President

By:	/s/ Dimitre Marinov
Name:	Dimitre Marinov
Title:	Vice President, Finance and Treasurer

TROPIC TRANSPORTATION, LLC

By:	/s/ Marcel Teunissen
Name:	Marcel Teunissen
Title:	President

By:	/s/ Dimitre Marinov
Name:	Dimitre Marinov
Title:	Vice President, Finance and Treasurer

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SOL INVESTMENTS SEZC

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

SOL AVIATION SERVICES LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

SOL PETROLEUM CAYMAN LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

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SOL PETROLEUM BERMUDA LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

SOL ST. LUCIA LTD.

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

SOL PUERTO RICO LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

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ANTILLES SHIPPING COMPANY SEZC

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Richard Nott
Name:	Richard Nott
Title:	Vice President

ANTILLES TRADING COMPANY SEZC

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Richard Nott
Name:	Richard Nott
Title:	Vice President

SOL ANTILLES AND GUIANAS LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

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6.00% SENIOR NOTES DUE 2028

SOL EC LTD.

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

SOL (DR) LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

SOL AUTOMARKET LIMITED

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

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SOL REPUBLICA DOMINICANA, S.R.L.

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	Manager

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Manager

SOL GUYANA INC.

By:	/s/ Donna Sanker
Name:	Donna Sanker
Title:	President

By:	/s/ Jasmine Cheung
Name:	Jasmine Cheung
Title:	Vice President

PARKLAND BRANDS LIMITED PARTNERSHIP, by its general partner, 2624858 ALBERTA LTD.

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

2624858 ALBERTA LTD.

By:	/s/ Valerie Roberts
Name:	Valerie Roberts
Title:	Vice President, Capital Markets

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COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Corentin Leverrier
Name:	Corentin Leverrier
Title:	Manager, Corporate Trust

By:	/s/ Sue-Anne Wong
Name:	Sue-Anne Wong
Title:	Corporate Trust Officer

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